UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

Astria Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37467	26-3687168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street Suite 1400
Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

ATM Activity

On January 30, 2024, Astria Therapeutics, Inc. (the “Company”) announced that during the period between December 1, 2023 and January 29, 2024, the Company sold the remaining $50.0 million of its common stock, par value $0.001 per share (“Common Stock”), that was available for sale under its at-the-market offering program with Jefferies LLC, resulting in the issuance and sale of an aggregate of 7,684,412 shares of Common Stock for net proceeds to the Company of $48.5 million. As of January 29, 2024, the Company had outstanding 43,980,603 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astria Therapeutics, INC.

Date:	January 30, 2024	By:	/s/ Ben Harshbarger
Ben Harshbarger Chief Legal Officer